UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 22, 2012

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2012, the Board of Directors (the “Board”) of Bazaarvoice, Inc. (the “Company”, “we” or “us”) appointed Abhishek Agrawal as a member of the Board, effective immediately, and designated Mr. Agrawal as a Class II director to stand for election at the Company’s 2013 annual meeting of stockholders.

The Board determined that Mr. Agrawal qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the Nasdaq Stock Market.

As we disclosed in our Amendment No. 4 to Form S-1 (Registration No. 333-176506), we entered into an agreement (“Agreement”) with General Atlantic Partners 90, L.P., GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC, GAP Coinvestments CDA, L.P. and GAPCO GmbH & Co. KG, stockholders of the Company (collectively, the “GA Stockholders”), to cause to be elected or appointed as a Class II member of the Board one individual designated by the GA Stockholders to serve until the first annual or special meeting of our stockholders held for the purpose of electing Class II directors. Our obligations under the Agreement are subject to the designation being made more than 45 days following the consummation of our initial public offering and before December 31, 2012, the designee satisfying the general requirements for directors under the Nasdaq Rules and the designee being reasonably acceptable to us. The GA Stockholders designated Mr. Agrawal, a principal and/or affiliate of the GA Stockholders who satisfies the foregoing requirements, for election or appointment to the Board pursuant to the Agreement.

On May 23, 2012, the Company issued a press release relating to the matters set forth above in this Item 5.02. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Bazaarvoice, Inc. Press Release dated May 23, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale General Counsel and Secretary

Date: May 23, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Bazaarvoice, Inc. Press Release dated May 23, 2012